United States
Securities and Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2006

Arena Resources, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-46164	73-1596109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4920 South Lewis Street, Suite 107, Tulsa, Oklahoma 74105
(Address of principal executive offices)

Registrant’s telephone number, including area code  (918) 747-6060

          Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CPR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CPR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CPR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        Arena Resources, Inc. (the “Company”) entered into a commitment letter on March 31, 2006 with MidFirst Bank and a syndicate of lenders including Compass Bank and Bank of Scotland, pursuant to which the Company’s existing credit facility with MidFirst Bank will be increased to a maximum of $150,000,000, with an initial borrowing base of $65,000,000. Prior to the increase the credit facility has been $50,000,000, with a $35,000,000 borrowing base. Pursuant to the commitment letter the credit facility will be extended for a period of three years from the closing date.

        All material terms of the enhanced credit facility have been agreed upon. Formal documentation of the enhanced credit facility is currently being prepared, with execution of such documentation expected to occur on or before May 1, 2006, at which time the Company will amend this Current Report on Form 8-K to include, as an exhibit, a copy of the relevant loan documentation.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARENA RESOURCES, INC.

Date: April 5, 2006	By:	/s/ William R. Broaddrick
William R. Broaddrick
Vice President